                    CENTURY LABORATORIES, INC.
                          BALANCE SHEET
                         August 31, 2000
                           (Restated)

     ASSETS
 Cash                                                          $         0
                                                               ===========


     STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par, 10,000,000 shares
     authorized, 0 shares issued and outstanding
Common stock, $.001 par, 65,000,000 shares
     authorized, 500,000 shares issued and
     outstanding                                                       500
Additional paid in capital                                       7,404,610
Retained deficit                                                (7,405,110)
                                                               -----------
     Total Stockholders' Deficit                                         0
                                                               -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                    $         0
                                                               ===========


                    CENTURY LABORATORIES, INC.
                      STATEMENTS OF EXPENSES
      For the Three Months Ended August 31, 2000 and 1999
                           (Restated)

                                                               3 Months            3 Months
                                                                 Ended               Ended
                                                               Aug. 31,            Aug. 31,
                                                                 2000                1999
                                                               --------            --------
Administrative expenses                                        $ 22,558
                                                               --------
Net loss                                                       $(22,558)
                                                               ========

Net loss per common share                                      $(  .054)                N/A

Weighted average common
  shares outstanding                                            420,562             261,685




                    CENTURY LABORATORIES, INC.
                     STATEMENTS OF CASH FLOWS
        For the Three Months Ended August 31, 2000 and 1999
                            (Restated)


                                                                  3 Months            3 Months
                                                                    Ended              Ended
                                                                  Aug. 31,            Aug. 31,
                                                                    2000                1999
                                                                  --------            --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                          $(22,558)
                                                                  --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sales of stock                                      20,000
                                                                  --------
NET CHANGE IN CASH                                                 ( 2,558)

     Cash balance, beginning                                         2,558            $      0
                                                                  --------            --------
     Cash balance, ending                                         $      0            $      0
                                                                  ========            ========


                    CENTURY LABORATORIES, INC.
                  NOTES TO FINANCIAL STATEMENTS
                           (Restated)

NOTE 1   BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Century Laboratories, Inc. have been prepared in accordance with generally accepted accounting principles and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 1999, as reported in the 10-KSB, have been omitted.